Exhibit 10.2
TOLLING AGREEMENT
     This Agreement is entered into as of January 1, 2006 between Gregory L. Reyes (“Reyes”), on the one hand, and Brocade Communications Systems, Inc., David House, William Krause, Nicholas Moore, William O’Brien, Christopher Paisley, Larry Sonsini, Seth Neiman, Neal Dempsey and Sanjay Vaswani (collectively referred to as “Brocade and its Directors”), on the other, who agree as follows:
     As consideration for deferring litigation until a later date, the parties agree that all periods of limitation (statutory or otherwise) affecting any claims or causes of action which Reyes may have against Brocade and its Directors or any of them, or which Brocade and its Directors or any of them may have against Reyes, shall be tolled from January 1, 2006 until the earlier of (1) January 1, 2008, or (2) forty-five (45) days from the date of service upon the attorneys for the parties hereto of a written notice terminating this agreement.
Dated: January 23, 2006

SNYDER MILLER & ORTON, LLP
By:	/s/ Luther Orton
Luther Orton
Attorneys for Gregory L. Reyes

Dated: January 23, 2006

WILSON SONSINI GOODRICH & ROSATI Professional Corporation
By:	/s/ Nina F. Locker
Nina F. Locker

Attorneys for Brocade Communications Systems, Inc., David House, William Krause, Nicholas Moore, William O’Brien, Christopher Paisley, Larry Sonsini, Seth Neiman, Neal Dempsey and Sanjay Vaswani